UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2017

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Radiant Logistics, Inc. (the “Company,” “we” or “us”) held on November 14, 2017, the holders of our outstanding common stock took the actions described below.  As of the record date for the annual meeting, 49,095,970 shares of common stock were issued and outstanding, each entitled to one vote per share.

1.	The stockholders elected Bohn H. Crain, Jack Edwards, Michael Gould and Richard Palmieri to serve on our board of directors for a one-year term. The results of the voting are as follows:

Name	For	Withheld	Broker Non-Votes
Bohn H. Crain	29,152,926	1,340,037	12,559,224
Jack Edwards	28,581,888	1,911,075	12,559,224
Michael Gould	29,369,265	1,123,698	12,559,224
Richard Palmieri	29,312,601	1,180,362	12,559,224
2.

The stockholders also approved a proposal to ratify the selection of Peterson Sullivan LLP as our independent auditor for the 2018 fiscal year. The voting results for this proposal were 41,712,807 shares for, 1,158,305 shares against, and 181,075 shares abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: November 16, 2017	By:	/s/ Todd Macomber.
Todd Macomber
Senior Vice President and Chief Financial Officer